STOCK PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 29, 1996, is made by and among IOMED, Inc., a Utah corporation ("IOMED"), Ciba-Geigy Corporation, a New York corporation ("Purchaser"), acting through its Pharmaceuticals Division, and Dermion, Inc., a Delaware corporation (the "Company").

                                    RECITALS:

         The Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), on the terms and subject to the conditions set forth herein.

         The Company and Purchaser are entering into this Agreement in connection with their execution of the Research and Development Agreement, dated of even date herewith, by and between the Company, Purchaser and IOMED (the "R&D Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the R&D Agreement.

         Now, therefore, in consideration of the mutual promises and covenants hereinafter contained, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES

         1.01 Stock to Be Purchased. Subject to the terms and conditions contained in this Agreement, the Company agrees to issue and sell to Purchaser at the Closing (as defined in Section 1.03), and Purchaser agrees to purchase from the Company, Two Hundred Thousand (200,000) newly issued shares of Common Stock (the "Shares").

         1.02 Purchase Price. The purchase price for the Shares (the "Purchase Price") shall consist of cash in the amount of One Million Dollars ($1,000,000). The Purchase Price shall be paid at the Closing, in the form of a check made payable to the Company or in such other form agreed upon by the parties.

         1.03 Closing. The closing of the purchase and sale of the Shares under this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement.

         1.04 Delivery of Shares. At the Closing, the Company shall deliver to Purchaser certificates representing the Shares, registered in the name of Purchaser.

         1.05 Legal Opinion. At the Closing, the Company will deliver to Purchaser an opinion of Morrison & Foerster LLP, counsel to the Company, in the form of Exhibit A attached hereto.

         1.06 Further Assurances. In addition to the actions, documents and instruments specifically required to be taken or delivered hereby, the Company and Purchaser shall execute and deliver, or cause to be executed and delivered, such other instruments and take such other actions as the other party may reasonably request in order to complete and perfect the transactions contemplated by this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.01. Representations and Warranties of the Company and IOMED. The Company and IOMED hereby jointly and severally represent and warrant to Purchaser on the date hereof as follows:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly licensed or qualified to do business, and is in good standing under the laws of, each state in which the Company is required to be so licensed or qualified. The Company has the corporate power and authority to own or lease its properties, rights and assets and to conduct its business as now conducted or presently proposed to be conducted. Since its date of incorporation, the Company has not engaged in any activities or operations of any nature, except as contemplated by this Agreement and the Transaction Documents. IOMED is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.

                  (b) The Company and IOMED have full corporate power and authority to enter into this Agreement, the Patent License Agreement in the form attached as Exhibit B hereto (the "License Agreement"), the Support Services Agreement in the form attached as Exhibit C hereto (the "Services Agreement"), the Agreement of Sublease (the "Sublease Agreement") in the form attached as Exhibit D hereto, the Stockholders' Agreement in the form attached as Exhibit E hereto (the "Stockholders' Agreement"), the, Contribution Agreement in the form attached as Exhibit F hereto (the "Contribution Agreement") and the R&D Agreement (collectively, the "Transaction Documents"), and to carry out the transactions contemplated hereby and thereby. All corporate action on the part of the Company and of IOMED required to authorize the execution, delivery and performance by the Company and IOMED of this Agreement and each of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement and each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Company and IOMED, and each constitutes a valid and binding obligation of the Company and IOMED, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (c) The execution, delivery and performance by the Company and IOMED of this Agreement and each of the Transaction Documents do not and will not (i) violate or breach the certificate of incorporation or bylaws of the Company or the articles of incorporation or bylaws of IOMED, (ii) violate or conflict with any applicable law, (iii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time) any material agreement, contract or instrument to which the Company or IOMED is a party or by which any of their respective assets are bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of the Company or IOMED.

                  (d) Assuming the accuracy of Purchaser's representations and warranties in Section 2.02(e), no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental authority or other person is required in connection with the Company's or IOMED's execution and delivery of this Agreement or any of the Transaction Documents, or with the performance by the Company or IOMED of their respective obligations hereunder or thereunder, except in each case for any consent, authorization, license, permit, registration or approval as have been obtained and remain in full force and effect.

                  (e) The authorized capital stock of the Company consists of Four Million (4,000,000) shares, of Common Stock, of which Eight Hundred Thousand (800,000) are issued and outstanding, all of which issued and outstanding shares are owned beneficially and of record by IOMED, and One Million (1,00.0,000) shares of Preferred Stock, $.001 par value per share, none of which are issued and outstanding. Upon consummation of the transactions contemplated by this Agreement and the Contribution Agreement, One Million (1,000,000) shares of Common Stock will be issued and outstanding. The Shares will, upon issuance pursuant to the terms of this Agreement, be duly and validly authorized and issued, fully paid and nonassessable. Except as set forth in the Stockholders' Agreement, the Company does not have outstanding any rights (preemptive or other) or options to subscribe for or purchase, or any warrants or other agreements providing for or requiring the issuance by the Company of, any of its capital stock or securities convertible into or exchangeable for its capital stock, nor is the Company under any obligation to repurchase or redeem any shares of its capital stock or securities convertible into or exchangeable for its capital stock.

                  (f) The Company has provided to Purchaser true and correct copies of all agreements executed by the Company and IOMED pursuant to the Contribution Agreement. (g) The Company is the owner or licensee of the Dermion Technology, and has the right to license said Dermion Technology free of any Lien (other than the obligations to pay royalties as provided in the University of Utah License) in the manner set forth in the R&D Agreement. IOMED is the licensee of the IOMED Technology and has the right to license said IOMED Technology free of any Lien (other than the obligation to pay royalties as provided in the Alza License) in the manner set forth in the R&D Agreement.
There are no existing defaults under the Alza License or University of Utah License (or events which, with notice or lapse of time or both, would constitute a default) either by IOMED or, to the best of IOMED's knowledge, by any other party thereto, and true and correct copies of such licenses have been delivered to Purchaser. Except as set forth on Schedule 7.01(e) to the R&D Agreement, neither IOMED nor the Company has assigned or conveyed any interest in the Dermion Technology or the IOMED Technology which may be inconsistent with the rights granted under the R&D Agreement; to the best knowledge of the Company and IOMED, the practice of the Dermion Technology and the IOMED Technology by the Company and IOMED in connection with their respective business activities does not infringe any rights of third parties; neither IOMED nor the Company is aware that any third party is infringing any Dermion Technology or any IOMED Technology; with respect to all Patent Rights constituting Dermion Technology or IOMED Technology which were prosecuted by IOMED, such Patent Rights have been prosecuted in good faith; and neither IOMED nor the Company has reason to believe that any patent included within the Dermion Technology or the IOMED Technology would be invalid or would be held to be unenforceable by a court of competent jurisdiction. To the best of IOMED's and the Company's knowledge, after reasonable inquiry, Schedules 1.1(b)(i) and 1.1(b)(ii) to the R&D Agreement set forth all Patent Rights and identifiable Know-How owned or licensed by IOMED or the Company or their respective Affiliates, applicable to the development of the Systems.

                  (h) IOMED has contributed to the Company assets, properties and rights that are sufficient, when taken together with the facilities to be made available to the Company pursuant to the Sublease Agreement and the services to be made available to the Company pursuant to the Services Agreement, for the conduct of the Business as previously conducted by IOMED, other than the IOMED Technology. The Company currently owns or has full-right to use all assets, rights and properties (including all authorizations, approvals and consents of Governmental Authorities) necessary to (i) to conduct, the Business as previously conducted by IOMED and (ii) to perform the transactions contemplated by this Agreement and the R&D Agreement except, in each case, for the IOMED Technology.

                  (i) Attached as Schedule 2.01(i) is the unaudited pro forma balance sheet of the Company as of March 29, 1996, (the "Balance Sheet"). The Balance Sheet fairly presents the assets, liabilities and financial position of the Company (assuming consummation of the transactions contemplated by the Contribution Agreement as of such date) and was prepared in accordance with generally accepted accounting principles.

         2.02 Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company and to IOMED as follows:

                  (a)  Purchaser  is  a  corporation  duly  organized,   validly
existing and in good standing under the laws of the State of New York.

                  (b) Purchaser has full corporate power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party and to carry out the transactions contemplated hereby and thereby. All corporate action on the part of Purchaser required to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement and each of the Transaction Documents to which it is a party has been duly and validly authorized, executed and delivered by Purchaser, and each constitutes a valid and binding obligation of Purchaser enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

                  (c) The execution, delivery and performance by Purchaser of this Agreement and each of the Transaction Documents to which it is a party do not and will not (i) violate or breach the articles of incorporation or bylaws of Purchaser, (ii) violate or conflict with any applicable law, (iii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time) any material agreement, contract or instrument to which Purchaser is a party or by which any of its assets is bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of Purchaser.

                  (d) No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental authority or other person is required in connection. with Purchaser's execution and delivery of this Agreement. or any Transaction Document to which it is a party or with the performance by Purchaser of its obligations hereunder or thereunder, except in each case for any consent, authorization, license, permit, registration or approval as have been obtained and remain in full force and effect.

                  (e) Purchaser is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any public distribution, and understands that neither the Shares nor the shares of Common Stock issuable upon conversion thereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

                                   ARTICLE III
                DISCLAIMER OF IMPLIED WARRANTIES, REPRESENTATIONS
                             AND COVENANTS: SURVIVAL

         3.01 Disclaimer. In entering into this Agreement, Purchaser, the Company and IOMED have relied solely upon the representations and warranties set forth in this Agreement and the Schedules hereto and the information referred to herein as having been supplied by one to the other, and there are no representations, warranties, covenants or agreements, express or implied, made by any party to any other party in connection with the transactions contemplated hereby other than as set forth in this Agreement and/or such Schedules.

         3.02 Survival. The representations and warranties of the Company and IOMED set forth in Sections 2.01(g), (h) and (i) shall survive the consummation of the transaction contemplated herein and any examination or investigation of the parties for a period of two years after the Closing Date. All other representations and warranties of the parties set forth in this Agreement shall survive the consummation of the transactions contemplated herein, and any examination or investigation of the parties, indefinitely, without limitation as to the duration thereof.

                                   ARTICLE IV
                                 INDEMNIFICATION

         4.01 Indemnification by the Company and IOMED. Subject to the provisions of this Article IV, the Company and IOMED shall jointly and severally indemnify, defend and hold harmless Purchaser from and against any and all loss, claim, liability, damage, cost and expense (including reasonable attorneys' fees and expenses) (hereinafter referred to as a "Loss") asserted against, resulting to, imposed upon or incurred or suffered by Purchaser or any assignee or successor of Purchaser as a result of or arising out of any of the following:

                  (a) Any breach of any of the representations or warranties of the Company or IOMED set forth in this Agreement or in any Schedule to this Agreement; or

                  (b) Any breach or nonfulfillment by the Company or IOMED of any of the covenants or agreements of the Company or IOMED contained in this Agreement.

         4.02  Indemnification  by Purchaser.  Subject to the provisions of this
Article IV, Purchaser shall indemnify, defend and hold harmless the Company and IOMED from and against any and all Loss asserted against, resulting to, imposed upon or incurred or suffered by the Company or any of its successors or assigns as a result of or arising out of any of the following:

                  (a) Any breach of any of the representations or warranties of Purchaser set forth in this Agreement or in any Schedule to this Agreement; or

                  (b) Any breach or nonfulfillment by Purchaser of any of the covenants or agreements of Purchaser contained in this Agreement.

         4.03     Procedure for Indemnification.

                  (a) Demands, Etc. Each indemnified party hereunder agrees that upon its obtaining knowledge of facts indicating that there may be a basis for a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such third party actions being collectively referred to hereinafter as the "Claim"), with respect to any matter as to which it may be entitled to indemnity under the provisions of this Agreement, it will give notice thereof in writing to the indemnifying party within a reasonable time after obtaining such knowledge, together with a statement of such information respecting any of the foregoing as it shall then have. The indemnifying party shall be obligated to indemnify the indemnified party notwithstanding failure to give such notice in a timely manner, except if and to the extent that the indemnifying party is materially prejudiced by any delay in delivering, or non-delivery of, such notice.

                  (b) Right to Contest and Defend. The indemnifying party is entitled at its cost and expense to contest and defend by all appropriate legal proceedings any Claim with respect to which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, however, that notice of the intention so to contest shall be delivered by the indemnifying party to the indemnified party within thirty (30) days after the indemnifying party becomes aware of such Claim (or within such shorter period of time as may be necessary to avoid prejudice to the rights of the indemnified party hereunder). Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party, as may be appropriate. Such contest shall be conducted by attorneys employed by the indemnifying party, but the indemnified party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at its cost and expense. If the indemnified party joins in any such contest, the indemnifying party shall have full authority to determine all action to be taken with respect thereto. If after such opportunity, the indemnifying party does not elect to contest any such Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party and the indemnified party shall be entitled to abandon the contesting of the Claim or to settle or compromise the Claim, and the indemnifying party shall be bound by all actions of the indemnified party with respect to such Claim. At any time after the commencement of defense of any Claim by the indemnifying party, the indemnifying party may notify the indemnified party in writing of the abandonment of such contest or of the payment or compromise by the indemnifying party of the asserted Claim, whereupon such action shall be taken; provided, however, that the sole relief provided is monetary damages that are paid in full by the indemnifying party; provided, further, that the indemnified party may determine that the contest should be continued, and shall so notify the indemnifying party in writing within 15 days of such notice from the indemnifying party. In the event that the indemnified party determines that the contest should be continued (and provided the timing of notice condition has been met and the sole relief provided is monetary damages that are paid in full by the indemnifying party), the indemnifying party shall be liable hereunder only to the extent of the lesser of
(i) the amount which the other party to the contested Claim had agreed to accept in payment or compromise as of the time the indemnifying party made its request therefor to the indemnified party, or (ii) such amount for which the indemnifying party may be liable with respect to such Claim by reason of the provisions hereof. Notwithstanding the foregoing, if the indemnified party determines in, good faith that there is a reasonable probability that an action regarding a Claim either (i) may materially and adversely affect it or its Affiliates other than as a result of monetary damages, or (ii) will substantially impair its ability to continue to conduct its business or the business of the Company as previously conducted, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld or delayed). All of the foregoing is subject to the rights of any indemnified party's insurance carrier which is defending any such above proceedings.

                  (c) Cooperation. If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Claim which the indemnifying party elects to contest or, if appropriate and not inconsistent with the reasonable commercial interests of the indemnified party, in making any counterclaim against the person asserting the Claim, or any cross-complaint against any person and further agrees to take such other action as reasonably may be requested by an indemnifying party to reduce or eliminate any loss or expense for which the indemnifying party would have responsibility, but the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating or acting at the request of the indemnifying party.

                  (d) Payment of Losses. The indemnifying party shall pay to the indemnified party in cash the amount of any Losses to which the indemnified party may become entitled by reason of the provisions of this Agreement, such payment to be made within fifteen (15) days after any such amount of Losses is finally determined either by mutual agreement of the parties hereto or pursuant to the judgment of a court of competent jurisdiction. Any claim for which indemnification occurs hereunder shall be, to the extent appropriate, assigned to the indemnifying party.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.01 Publicity. Except after consultation with the other parties, no party shall publicize, advertise, announce or describe to any Governmental Authority or other Person, the terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as required by Applicable Law or as required pursuant to this Agreement.

         5.02 Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their respective successors and permitted assigns. No party may assign or delegate this Agreement or any of its rights or duties under this Agreement (including, without limitation, by operation of law) without the prior written consent of the other parties, except (i) to an Affiliate of such party who expressly assumes the obligations of the assigning party hereunder and (ii) in the case of Ciba, to a successor to Ciba's Pharmaceuticals Division, whether by merger, consolidation, stock sale, asset sale or otherwise.

         5.03 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument specifically referring to this Agreement that is signed and delivered by duly authorized officers of each party.

         5.04 Waiver. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of any such provision and will not effect the validity of this Agreement or any part hereof or the right of such party to enforce any such provision. No waiver of any breach hereof will be construed to be a waiver of any other breach.

5.05 Notices. All notices and communications required or authorized to be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by messenger, (b) upon actual receipt if sent by telecopy (with receipt confirmed), provided that a copy is mailed by registered or certified mail, postage prepaid, return receipt requested, or (c) when received by the addressee, if sent by overnight courier, in each case to the appropriate address or telecopier:


         If to IOMED or the Company:

                  IOMED, Inc.
                  3385 West 1820 South
                  Salt Lake City, Utah 84104
                  Attn:    Chief Executive Officer
                  Tel:     (801) 975-1191
                  Fax:     (801) 972-9072

         with a copy to:

                  Morrison & Foerster LLP
                  345 California Street
                  San Francisco, California
                  Attn:    C. Patrick Machado, Esq.
                  Tel:     (415) 677-7589
                  Fax:     (415) 677-7522

         If to Purchaser:

                  Ciba-Geigy Corporation
                  Pharmaceuticals Division
                  556 Morris Avenue
                  Summit, New Jersey 07901
                  Attn: President
                  Tel:     (908) 277-5200
                  Fax:     (908) 277-7627

         with a copy to:

                  Ciba-Geigy Corporation
                  Pharmaceuticals Division
                  556 Morris Avenue
                  Summit, New Jersey 07901
                  Attn:    Division Counsel
                  Tel:     (908) 277-5616
                  Fax:     (908) 277-5753

or to such other person or address as any party may designate in writing from time to time.

         5.06 Disclaimer of Agency. This Agreement shall not be construed to constitute the parties as partners, joint venturers, agents or otherwise as participants in a joint or common undertaking. No party (or its agents and employees) is the representative of the other party for any purpose and no party has power or authority as agent, legal representative, employee or in any other capacity to represent, act for, bind, or otherwise create or assume any obligation on behalf of, any other party for any other purpose whatsoever.

         5.07 Further Assurances. The parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transaction's contemplated in this Agreement.

         5.08 Expenses. The parties shall each bear their own costs and expenses (including attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and, except as otherwise provided herein, consummation of the transactions contemplated hereby.

         5.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York, without giving effect to the conflicts of laws provisions thereof.

         5.10 Entire Agreement. This Agreement, including the exhibits and schedules hereto, each of which is incorporated herein by this reference, contains the entire agreement and understanding of the parties, and supersedes any prior understandings and agreements, with respect to its subject matter, including the Interim Agreement.

         5.11 Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth herein. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties' intent in entering into this Agreement.

         5.12 Broker's Fees. Each of the parties represents and warrants that it has not dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and, to its knowledge, no broker or other Person is entitled to any commission or finder's fee in connection with any of these transactions. Each of the parties shall be responsible for, and shall indemnify and hold the other parties harmless against, the fees of its investment bankers and other advisors, if any.

         5.13 Article and Section Headings. The article and section headings included in this Agreement are for convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         5.14 Counterparts. This Agreement may be executed in any number of counterparts each of which shall contribute an original instrument but all of which, taken together, shall constitute one and the same instrument.
         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                    IOMED, INC., a Utah corporation



                                    By: /s/ Ned M. Weinsheaker
                                    Ned M. Weinsheaker
                                    President and Chief Executive Officer



                                    CIBA-GEIGY CORPORATION,
                                    a New York corporation,  acting through
                                    its  Pharmaceuticals Division

                                    By: /s/ James M. Callahan

                                    Its:



                                    DERMION, INC., a Delaware corporation

                                    By: /s/ Robert J. Lollini

                                    Its: Secretary